UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2008

COTT CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-31410	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V 1H6
5519 West Idlewild Avenue, Suite 100 Tampa, Florida, United States	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 19, 2008, Cott Corporation (the “Company”) announced a plan to refocus its business on retailer brands and reduce costs in the operation of its business (the “Cost Reduction Plan”). The Company’s Board of Directors committed the Company to the Cost Reduction Plan at a meeting of the Board of Directors held on June 14, 2008. Under the Cost Reduction Plan, the Company intends to reduce personnel costs by undertaking a plan of termination that will reduce headcount and change the mix of skilled personnel. The Company also intends to close certain production lines with excess capacity as part of its refocus on retailer brands.

The Company anticipates that, in connection with implementing the Cost Reduction Plan, it will record certain pre-tax charges of $6 million to $8 million over the next 12 to 18 months. It is expected that the largest of these charges will be related to severance and termination costs. Overall, the Company is targeting selling, general and administrative expense reductions of $20 to $22 million, and total annual savings, including headcount reductions and manufacturing and supply chain optimization, of $39 to $43 million. In the second half of 2008, the Company expects to realize savings of over $10 million. The actual amount of the charges and the allocation of these charges to specific categories will depend on the final plan and the performance of the requisite detailed financial analyses.

When the detailed plans are finalized and the requisite analyses have been prepared, the Company will file an amended Form 8-K after making a determination of its estimates or range of estimates of total charges and the allocation of those charges to specific categories.

A copy of the press release announcing the Cost Reduction Plan is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.06.	Material Impairments.

The information reported in Item 2.05 is incorporated herein by reference. No estimate has yet been determined regarding asset impairments associated with excess capacity or other impairment charges, if any. The Company will file an amended Form 8-K after making a determination of its estimates or range of estimates of impairments.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION

Date: June 19, 2008	By:	/s/ Matthew A. Kane, Jr.
Matthew A. Kane, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description
99.1	Press release dated June 19, 2008.